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                                                                    EXHIBIT 5.01

[Letterhead of Fenwick & West LLP]

                                March 14, 2000

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 14, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of (i) 101,358 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of outstanding stock options of KeyLabs, Inc., a Utah corporation ("KeyLabs"), under its 1996 Stock Option/Stock Issuance Plan (the "KeyLabs Plan") that have been assumed by you (the "Assumed Options"), pursuant to the Agreement and Plan of Reorganization dated as of January 7, 2000 (the "Reorganization Agreement"), among you, KeyLabs and EKLI Acquisition Corp., a Utah corporation and your wholly-owned subsidiary, and (ii) up to 8,000,000 shares of Stock that may be issued by you upon the exercise of stock options to be granted under your 1999 Stock Option Plan (the "Exodus Plan"). In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the exhibits filed as a part thereof, including your restated certificate of incorporation and bylaws, the KeyLabs Plan and related forms of notice of option grant and stock option agreement and the Exodus Plan;

     (2) the prospectus prepared in connection with the Registration Statement;

     (3) copies provided to us of the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Exodus Communications, Inc., a California corporation, which are maintained by you;

     (4) a certificate from your transfer agent dated March 13, 2000 regarding the number of shares outstanding, and a list prepared by you identifying all outstanding options, warrants and other rights to acquire your capital stock;

     (5)  the Reorganization Agreement;

     (6) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations; and

     (7) the Exodus Communications, Inc. 1999 Stock Option Plan, as amended January 27, 2000.

     We have also confirmed the continued effectiveness of your registration on Form 8-A filed on February 13, 1998 under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

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     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

Our opinion herein is given on the assumption that you will, at all times in the future, reserve a sufficient number of authorized and unissued shares of Common Stock for issuance upon exercise of the Assumed Options, after taking into account other securities issued or reserved by you.

Based upon the foregoing, it is our opinion that (i) the 101,358 shares of Stock that may be issued and sold by you upon the exercise of the Assumed Options, and
(ii) the 8,000,000 shares of Stock that may be issued and sold by you upon the exercise of stock options to be granted under the Exodus Plan, when issued and sold in accordance with the applicable plan and purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                 Very truly yours,

                                 /s/ Fenwick & West LLP